Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the reference to us as “Experts” in the Registration Statement of Recycle Tech, Inc. on Form SB-2 and the incorporation by reference in this Registration Statement of my report dated September 13, 2007 (included in exhibits to such registration statement) on the consolidated financial statements of Recycle Tech, Inc. as of and for the years ended May 31, 2006 and 2007.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 10, 2007